UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2012

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Annual Meeting”) of MWI Veterinary Supply, Inc. (the “Company”) was held on February 8, 2012.  At the Annual Meeting, the Company’s stockholders approved three proposals.  The proposals below are described in the Company’s definitive proxy statement dated December 29, 2011.  Of the 12,719,639 shares outstanding and entitled to vote, 12,115,969 shares were represented, constituting at 95.3% quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

1)	Approval of the board’s nominees for director to serve a one year term

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Keith E. Alessi	11,261,701	304,151	550,117
Bruce C. Bruckmann	10,205,279	1,360,573	550,117
James F. Cleary, Jr.	11,535,084	30,768	550,117
John F. McNamara	11,361,914	203,938	550,117
A. Craig Olson	11,533,152	32,700	550,117
Robert N. Rebholtz, Jr.	11,532,717	33,135	550,117
William J. Robison	11,360,993	204,859	550,117

2)	Ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,883,043	230,770	2,156	0

3)	Approval of a non-binding advisory vote on the executive compensation of certain executive officers

Votes For	Votes Against	Abstentions	Broker Non-Vote
11,246,896	214,298	104,658	550,117

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: February 9, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer